EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Luvu Brands Reports Strong Q3 FY26 Results with 12% Revenue Growth, Margin Expansion, and Improved Profitability Driven by Disciplined Cost Management

ATLANTA, GA – May 15, 2026 – Luvu Brands, Inc. (OTCQB: LUVU), a U.S.-based manufacturer of lifestyle, wellness, and comfort products, today announced financial results for its third fiscal quarter ended March 31, 2026. The Company delivered meaningful improvements in revenue, profitability, and cash generation, reflecting continued execution of its cost optimization strategy and operational discipline.

Third Quarter Fiscal 2026 Financial and Operational Overview

During the third quarter of fiscal 2026, Luvu Brands generated double‑digit revenue growth, expanded gross margins, and delivered positive net income—demonstrating the strength of its vertically integrated operating model and the effectiveness of its cost control initiatives. Louis Friedman, the Company CEO and Founder, stated “Our Q3 performance demonstrates the strength of our operating model and the effectiveness of our cost optimization strategy. We delivered on our plans, all while maintaining our commitment to product quality and customer experience.”

Strong Revenue Performance

Net sales for the three months ended March 31, 2026, increased 12.0% to $6.55 million, compared to $5.85 million in the prior‑year period. Key product categories and channels drove improved demand results and expanded our customer base. For the nine‑month period, net sales rose 2.6% to $19.27 million from $18.79 million in fiscal 2025, reflecting resilient performance despite a challenging consumer environment.

Gross Profit and Margin Expansion

Gross profit for the third quarter increased to $1.84 million, compared to $1.60 million in the prior‑year period. Gross margin expanded to 28.0%, up from 27.4% last year, driven by improved product mix, manufacturing efficiencies, and supply chain cost controls. Year‑to‑date gross profit totaled $5.29 million, compared to $5.10 million in the prior‑year period.

Operating Expense Discipline

Operating expenses decreased as a percentage of revenue, falling to 25% of net sales, compared to 27% in the prior‑year quarter. The improvement reflects the Company’s ongoing cost optimization program, including supplier consolidation, automation of manual processes, zero‑based budgeting, contract renegotiations, and streamlined organizational structure.

As a result, operating income improved to $227,000, compared to breakeven in the prior‑year period. Christopher Knauf, the Company CFO, stated “We continue to operate with financial rigor. The improvement in Adjusted EBITDA and cash generation demonstrates the strength of our model and positions us well for continued progress.”

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Net Income and Adjusted EBITDA

Net income turned positive at $174,000 for the three months ended March 31, 2026, compared with a net loss of $(88,000) from the same period in the prior year. That is a $262,000 year-over-year improvement. Adjusted EBITDA for the three months ended March 31, 2026 increased to $317,000 from $116,000 in the prior-year quarter, reflecting stronger operating leverage and continued cost discipline.

For the nine months ending March 31, 2026, Adjusted EBITDA increased to $688,000 from $512,000, reflecting continued operating leverage and cost discipline. Net loss was $(724,000) versus $(104,000) in the prior year, driven primarily by a $764,000 deferred tax provision related to the new operating-lease accounting treatment of the $813,000 right-of-use asset, which will be amortized over the remaining lease term.

Liquidity and Cash Flow

As of March 31, 2026, cash and cash equivalents totaled $1.23 million, an increase of 67.3% from the prior‑year period. Operating cash flow for the nine‑month period exceeded $690,000, driven by improved profitability and working capital management. The Company continues to prioritize liquidity, operational efficiency, and disciplined capital allocation.

Strategic and Operational Highlights

•	Cost Optimization as a Growth Engine: Operating expenses declined as a percentage of revenue for the third consecutive quarter, driven by supplier consolidation, process automation, and tighter spend controls across the organization.

•	Cash Generation Strength: Operating cash flow more than tripled year‑over‑year for the nine‑month period, supported by improved profitability, better inventory management, and disciplined working capital execution.

•	Manufacturing Investment: The Company extended its manufacturing facility lease under improved terms, supporting capacity planning and continued investment in its vertically integrated, “Made in USA” production strategy.

•	Balanced Growth Priorities: Savings from cost initiatives are being reinvested into high‑margin product lines, direct‑to‑consumer platform enhancements (including marketing and conversion improvements), and manufacturing automation to support scalability and margin expansion.

Luvu Brands intended to maintain its disciplined cost structure while investing in initiatives that support margin expansion and scalable growth. Management remains focused on strengthening the balance sheet, optimizing working capital, and driving operational efficiencies across the business.

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Additional Information

More information, including financial statements and SEC filings, is available at www.luvubrands.com.

For investor inquiries, please contact:

Christopher Knauf

Chief Financial Officer

770‑246‑6426

chris.knauf@luvubrands.com

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in obtaining new customers; the Company's success in product development; the Company's ability to execute its business model and strategic plans; the Company's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q.  Examples of forward-looking statements in this release include statements related to new products, anticipated revenue, and profitability.  The Company assumes no obligation to update the cautionary information in this release.

*Use of Non-GAAP Measures – Adjusted EBITDA

Luvu Brands management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. While Adjusted EBITDA is not a measure of performance in accordance with GAAP, management believes that this non-GAAP measure provides useful information about the Company's operating results.  The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. As used herein, Adjusted EBITDA income represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense.

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Financial Statements

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	(in thousands, except share data)		(in thousands, except share data)

Net Sales	$6,549	$5,846	$19,272	$18,787
Cost of goods sold (excluding depreciation expense presented below)	4,713	4,243	13,982	13,687
Gross profit	1,836	1,603	5,290	5,100
Operating expenses:
Advertising and promotion	193	240	698	718
Other selling and marketing	447	430	1,326	1,281
General and administrative	888	827	2,606	2,610
Depreciation	81	107	265	324
Total operating expenses	1,609	1,604	4,895	4,933
Operating income/(loss)	227	(1)	395	167

Other income (expense):
Interest expense and financing costs	(102)	(87)	(355)	(272)
Total other income (expense)	(102)	(87)	(355)	(272)
Income (loss) from operations before income taxes	125	(88)	40	(105)
Provision for income taxes	49	0	(764)	0
Net income (loss)	$174	$(88)	$(724)	$(105)

Net income (loss) per share:
Basic	$0.01	$0.00	$(0.01)	$(0.00)
Diluted	$0.01	$0.00	$(0.01)	$(0.00)
Shares used in calculation of net income per share:
Basic	76,834,057	76,834,057	76,834,057	76,834,057
Diluted	76,834,057	76,834,057	76,834,057	76,834,057

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Consolidated Balance Sheets

	March 31,	June 30,
	2026	2025
	(unaudited)
Assets:	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$1,230	$735
Accounts receivable, net of allowance for doubtful accounts and allowance for discounts and returns of $18 on March 31, 2026 and $35 on June 30, 2025	1,612	1,600
Inventories, net of allowance for inventory reserve of $232 on March 31, 2026 and $232 on June 30, 2025	3,339	3,585
Other current assets	93	108
Total current assets	6,274	6,028

Equipment, property and leasehold improvements, net	1,323	1,476
Finance lease assets, net	101	104
Operating lease assets	3,398	1,057
Other assets	80	96
Total assets	$11,176	$8,761

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,736	$1,858
Current debt	1,817	1,949
Other accrued liabilities	784	553
Operating lease liability	544	646
Total current liabilities	4,881	5,006

Noncurrent liabilities:
Deferred Tax Liability	887	119
Long-term debt	750	704
Long-term operating lease liability	2,937	513
Total noncurrent liabilities	4,574	1,336
Total liabilities	9,455	6,342
Commitments and contingencies (See Note 12)	—	—
Stockholders’ equity:
Preferred stock, 5,700,000 shares authorized, $0.0001 par value none issued and outstanding	—	—
Series A Convertible Preferred stock, 4,300,000 shares authorized $0.0001 par value, 4,300,000 shares issued and outstanding with a liquidation preference of $1,000 as of March 31, 2026 and June 30, 2025	—	—
Common stock, $0.01 par value, 175,000,000 shares authorized, 76,834,057 and 76,834,057 shares issued and outstanding as of March 31, 2026 and June 30, 2025, respectively	766	766
Additional paid-in capital	6,315	6,289
Accumulated deficit	(5,360)	(4,636)
Total stockholders’ equity	1,721	2,419
Total liabilities and stockholders’ equity	$11,176	$8,761

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Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended
	March 31,
	2026	2025
	(in thousands)
OPERATING ACTIVITIES:
Net loss	$(724)	$(105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	265	324
Deferred tax expense	768	0
Stock-based compensation expense	25	27
Loss on sale of fixed asset	0	7
Change in operating assets and liabilities:
Accounts receivable	(12)	(359)
Inventory	246	(170)
Operating lease liability	(1,457)	(388)
Amortization of operating lease asset	(1,439)	365
Prepaid expenses and other current assets	15	4
Other Assets	16	0
Accounts payable	(122)	312
Other current liabilities	231	186
Net cash provided by operating activities	$690	$203

INVESTING ACTIVITIES:
Investment in equipment, software and leasehold improvements	$(109)	$(34)
Net cash used in investing activities	$(109)	$(34)

FINANCING ACTIVITIES:
Borrowing under revolving line of credit	$183	$(82)
Repayment of unsecured line of credit	(5)	54
Proceeds from secured notes payable	250	-
Repayment of secured notes payable	(364)	-
Repayment of unsecured notes payable	-	(9)
Proceeds from equipment notes	71	250
Payments on equipment notes	(233)	(282)
Proceeds for finance leases	29	0
Principal payments on finance leases	(17)	(17)
Net cash used in financing activities	$(86)	$(87)
Net increase in cash and cash equivalents	495	82
Cash and cash equivalents at beginning of period	$735	$1,028
Cash and cash equivalents at end of period	$1,230	$1,110

Supplemental Disclosure of Cash Flow Information:
Non cash item:
New operating lease liability and right of use asset	$3,780	$-
Cash paid during the year for:
Interest	$308	$218
Income taxes	-	-

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Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31
	2026	2025
	(in thousands)
Net income (loss)	$174	$(88)
Plus interest expense, financing costs and income tax	103	88
Plus depreciation and amortization expense	81	107
Plus stock-based compensation expense	8	9
Plus income tax provision	(49)	0
Adjusted EBITDA	$317	$116

	Nine Months Ended
	March 31
	2026	2025
	(in thousands)
Net loss	$(724)	$(105)
Plus interest expense, financing costs and income tax	358	269
Plus depreciation and amortization expense	265	322
Plus stock-based compensation expense	25	26
Plus income tax provision	764	0
Adjusted EBITDA	$688	$512

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